UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2013

GROUPON, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35335 (Commission File Number)	27-0903295 (I.R.S. Employer Identification No.)

600 West Chicago Avenue Suite 620 Chicago, Illinois (Address of principal executive offices)	60654 (Zip Code)

(312) 676-5773
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2013, Groupon, Inc. (the "Company" or "Groupon") approved, as part of its annual compensation review process, the following long-term equity awards for Groupon's named executive officers:

Name and position	Number of Restricted Stock Units

Kal Raman	1,200,000
Chief Operating Officer

Jeffrey Holden	800,000
SVP- Product Management

Jason Child	780,000
Chief Financial Officer

David Schellhase	600,000
General Counsel

25% of the RSUs will vest on December 15, 2013 and the remainder of the RSUs will vest in 12 equal installments at the end of each quarter, beginning March 15, 2014, subject to the officer's continued employment with the Company through each vesting date.

In addition, on January 29, 2013, Groupon entered into an amended and restated offer letter (the "Agreement") with Kal Raman. Under the Agreement, his new title is "Chief Operating Officer," he is no longer required relocate to Chicago, Illinois within six months of his hiring date, and his paid corporate housing is no longer limited to six months. All other terms and conditions of the offer letter remain the same. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

     (d)                                                                  Exhibits:

Exhibit No.	Description
10.1	Amended and Restated Offer Letter between Groupon, Inc. and Kal Raman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.

Dated: January 29, 2013	By:	/s/ Jason E. Child
	Name:	Jason E. Child
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Amended and Restated Offer Letter between Groupon, Inc. and Kal Raman